UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 12, 2018

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

As previously announced, Willbros Group, Inc. (the “Company”) has signed a definitive agreement to sell certain U.S. mainline pipeline assets to WB Pipeline, LLC, an affiliate of Meridien Energy, LLC. In conjunction with the sale of its U.S. mainline pipeline assets, on January 12, 2018, Harry W. New, Senior Vice President, Oil & Gas, of the Company, resigned from this position and joined the purchaser.

In order to ensure an orderly transition of his responsibilities:

•	The Company will pay Mr. New $160,000 of cash severance, which is equivalent to 50% of his base salary.

•	The Company will pay Mr. New all of his accrued and unpaid vacation pay.

•	The Company will waive the post-employment non-competition provisions of the Willbros Group, Inc. 2010 Management Severance Plan for Senior Management.

In addition, 53,750 shares of service-based restricted stock, representing all of Mr. New’s outstanding service-based awards, will be accelerated to vest in full following the effective date of his resignation, upon satisfaction of certain conditions, including Mr. New’s continued cooperation with the Company. Mr. New will forfeit 50,000 performance-based restricted stock units, representing all of his outstanding performance-based awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: January 17, 2018	By:	/s/ Jeffrey B. Kappel
Jeffrey B. Kappel
Senior Vice President and Chief Financial Officer

3